[JLM INDUSTRIES, INC. LOGO]

JLM INDUSTRIES, INC.
8675 Hidden River Parkway
Tampa, FL 33637

FOR FURTHER INFORMATION, CONTACT:
Marty Clark
813-632-3300

JLM INDUSTRIES, INC. ANNOUNCES SHAREHOLDER VOTE

Tampa, FL, March 18, 2004 — JLM Industries, Inc., a worldwide marketer and distributor of performance chemicals and plastics, today announced the approval of a “going private” merger transaction in which stockholders of JLM Industries, Inc. accepted an offer of $1.40 in cash for each outstanding share of JLM Industries, Inc. common stock they own. Upon completion of the merger, JLM will be an equal partnership between John L. Macdonald and Phoenix JLM Holdings LLC. Mr. Macdonald will remain as CEO of JLM Industries, Inc.

Mr. Sassower who is the Managing Member of Phoenix JLM Holdings LLC commented, “Phoenix JLM Holdings LLC is pleased to have played a part in helping to structure, fund and effectuate the going private transaction for JLM Industries. We believe that this transaction is both in the future interest of JLM Industries and in the interest of all the shareholders of JLM. The ability of Phoenix Enterprises LLC and the Phoenix Venture Fund LLC to form a well capitalized entity, comprised of high net worth individuals and entities, enables JLM to go private, and expand its present global distribution business. We look forward to not only supporting the current operations of JLM Industries, but believe that JLM and its management can be a vehicle for substantial growth in the chemical and plastics industries.”

JLM Industries, Inc. was founded in 1986 by John L. Macdonald and has grown into an international corporation. In 1997 JLM was taken public in order to generate capital and to expand its international presence via acquisitions. JLM, like all chemical companies, was hurt by the run-up in raw material and energy costs along with new production capacity in their chemical sector. This coupled with the overall decline in the stock market manifested itself in an environment to go private.

John Macdonald stated, “ another advantage to being a private company is the reduction in costs to comply with the Sarbanes-Oxley Act which resulted in ever-increasing costs in premiums and manpower”.

Phoenix Enterprises provided all funding for the transaction. Trading in the company’s common stock on the NASDAQ Market will officially cease upon the closing of the merger which is anticipated to take place within the next two weeks.

Registered stockholders of JLMI common stock will receive a notice shortly from American Stock Transfer, the company’s payment agent, instructing them how to exchange their certificates for consideration. Stockholders who own their shares through a broker should contact their broker for information pertaining to the offer.

JLM Industries, Inc. is a leading international marketer and distributor of performance chemicals, olefins, petrochemicals, engineered resins and plastics and is a manufacturer and merchant marketer of phenol and acetone. The Company believes it is one of the largest chemical distributors in North America. The Company’s affiliates are conveniently located around the world to serve its customers on a regional and global basis. Visit the Company’s web site at http://www.jlmi.com to learn more about its worldwide capabilities.

Forward-Looking Statements

Certain statements contained in this press release, including without limitation, statements that are not historical facts and statements containing the words “believes”, “anticipates”, hopes, “intends”, “expects”, and other words of similar import, constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that the assumptions used to make the forward-looking statements contained herein are reasonable, such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors that may cause actual events to differ materially from expectations. Such factors include: the cyclical nature of the worldwide chemical market; the possibility of excess capacity; fluctuations in the cost and availability of raw materials; the political and economic uncertainties associated with international operations; fluctuations of foreign currency exchange; the ability to dispose of various non-core assets and operations; the risks associated with potential acquisitions; the ability to implement other features of the Company’s business strategy; the Company’s ability to maintain continued listing of its securities on the NASDAQ National Market or transfer the listing of its securities to The NASDAQ SmallCap Market; and other factors discussed in the Company’s latest annual report on Form 10-K. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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